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                                                                   EXHIBIT 10.14


                              AMENDED AND RESTATED
                     EMPLOYMENT RETENTION AGREEMENT FOR SERI

         THIS AMENDED AND RESTATED EMPLOYMENT RETENTION AGREEMENT ("Agreement") made and entered into by and between Southern Energy Resources, Inc. ("SERI") and Frederick D. Kuester (the "Employee") on January 7, 2000, to be effective as of December 9, 1999 (the "Effective Date").

                                   WITNESSETH:

         WHEREAS, the Employee is the CEO, Asia of SERI; and

         WHEREAS, SERI and the Employee entered into an Employment Retention Agreement on December 9, 1999 (the "Original Agreement"); and

         WHEREAS, SERI and the Employee wish to supersede the Original Agreement with this Agreement; and

         WHEREAS, this Agreement clarifies that the Share Value of SERI shall be used in the determination of the Value Award and the Partial Value Award; and

         WHEREAS, SERI wishes to continue to encourage the Employee to remain with SERI and to provide the Employee with an interest in SERI's overall profitability.

         NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. General Award. Subject to the terms and conditions of this Agreement, SERI shall pay to the Employee an amount equal to $100,000 (the "Base Award") plus an additional


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amount calculated as provided in Section 3 below (the "Value Award")
(collectively referred to as the "Award Amount").

         2. Vesting of Award Amount. Payment of the Award Amount is subject to Employee satisfying the following vesting requirements. The Award Amount shall vest on the earlier of: (1) January 1, 2003 (the "Vesting Period"), provided the Employee is then an employee of SERI, or an affiliate or subsidiary of the Southern Company; or (2) upon a Change of Control as defined in the Southern Company Executive Change in Control Severance Plan (collectively the "Vesting Date").

         3. Value Award. The Value Award shall be calculated by multiplying the Base Award times a percentage that is equal to the increase (expressed as a percentage) in the Share Value of Southern Energy, Inc. ("Southern Energy") as determined first on the most recent Valuation Date preceding the Effective Date and then again on the most recent Valuation Date preceding the Vesting Date. Notwithstanding the above, in the event of termination of employment under Section 6, the Employee, or his estate in the event of death, shall be entitled to a partial payment of the Value Award (the "Partial Value Award"). The Partial Value Award shall be calculated by multiplying the Base Award by a percentage that is equal to the increase (expressed as a percentage) in the Share Value of Southern Energy as determined first on the most recent Valuation Date preceding the Effective Date and then again on the most recent Valuation Date preceding the date of termination of employment. Notwithstanding the above, the payment of any Value Award or Partial Value Award under this Section 3 is expressly conditioned upon the determination that the Share Value of Southern Energy immediately preceding the Vesting Date or the date of termination of employment, whichever is applicable, is greater than the Share Value of Southern Energy on the Effective Date. The terms "Share Value"


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and "Valuation Date" shall have the meaning set forth in the Amended and
Restated Southern Energy Resources, Inc. Value Creation Plan (the "SERI Value Plan"), the defined terms of which are incorporated in this Section 3 by reference thereto.

         4. Payment of Account Balance. Provided that the Employee is then an employee of SERI, or an affiliate or subsidiary of the Southern Company, SERI shall pay to the Employee the value of his Award Amount, in cash, within ten
(10) days of the Vesting Date.

         5. Election to Defer. If eligible and permitted under The Southern Company Deferred Compensation Plan, by written election timely filed with the Deferred Compensation Plan Committee, the Employee may defer all or a portion of the amount to be received under this Agreement, by having such amount contributed on his account in accordance with the terms and conditions of such Plan.

         6. Death, Permanent Disability or Termination Without Cause. In the event of the Employee's termination of employment with SERI, prior to the payout of the Award Amount, for reasons of death, permanent disability or termination by SERI without Cause (as defined in Section 7), SERI shall pay, within a reasonable time after such event, to the Employee, or his estate in the event of death, the Base Amount and the applicable Partial Value Amount determined under Section 3 as of the date of such termination.

         7. Termination for Cause or Resignation by Employee. In the event of the Employee's termination of employment for Cause, or the Employee's resignation (which includes the Employee's retirement), prior to the Vesting Date, the Employee shall forfeit the entire Award Amount and SERI shall have no further obligations with respect to any amount under this Agreement. As used in this Agreement, the term "Cause" shall mean gross negligence or willful misconduct in the performance of the duties and services required in the course of employment by


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SERI; the final conviction of a felony or misdemeanor involving moral turpitude;
the carrying out of any activity or the making of any statement which would prejudice the good name and standing of SERI, or an affiliate or subsidiary of the Southern Company (collectively "Southern") or would bring Southern into contempt, ridicule or would reasonably shock or offend any community in which Southern is located; a material breach of the fiduciary obligations owed by an officer and an employee to Southern; or the Employee's unsatisfactory performance of the duties and services required by his or her employment provided that SERI has given the Employee notice of his unsatisfactory performance and the actions required on the part of the Employee to make such performance satisfactory and the Employee has not improved his or her performance to a satisfactory level within a ninety (90) day period.

         8. Confidentiality and Legal Process. The Employee represents and agrees that he will keep the terms, amount and fact of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to anyone other than his personal agents, including, but not limited to, any past, present, or prospective employee or applicant for employment with SERI, the Southern Company, or its affiliates. Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit the Employee from performing any duty or obligation that shall arise as a matter of law. Specifically, the Employee shall continue to be under a duty to truthfully respond to matters of law. Specifically, the Employee shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. This Agreement is not intended in any way to proscribe the Employee's right and ability to provide information to any federal, state or local government in the lawful exercise of such government's governmental functions.


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         9.       Assignability. Neither the Employee, his estate, his
beneficiaries, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Agreement shall be void and have no effect.

         10. Unsecured General Creditor. SERI shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of SERI. Notwithstanding that the Employee may be entitled to receive the Award Amount under the terms and conditions of this Agreement, the assets from which such amount may be paid shall at all times be subject to the claims of SERI's creditors.

         11. Amendment; Modification; Termination. Except as otherwise provided herein, this Agreement may be amended, modified, or terminated only by a writing executed by the parties hereto.

         12. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which the Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the SERI.

         13. Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by SERI to such governmental authority for the account of the Employee.

         14. Compensation. Any compensation contributed on behalf of the Employee under this Agreement shall not be considered "compensation," as the term is defined in The Southern Company Employee Savings Plan, The Southern Company Employee Stock Ownership Plan, The


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Southern Company Performance Sharing Plan, or The Southern Company Pension Plan.
Distributions from the Employee's Account shall not be considered wages, salaries or compensation under any other employee benefit plan.

         15. No Guarantee of Employment. No provision of this Agreement shall be construed to affect in any manner the existing rights of SERI to suspend, terminate, alter, modify, whether or not for Cause, the employment relationship of the Employee and SERI.

         16. Transfer of Employment to Southern or a Southern Subsidiary or an Affiliate. In the event that the Employee's employment by SERI is terminated during the Vesting Period and the Employee shall become immediately re-employed by the Southern Company or a subsidiary or an affiliate of the Southern Company, SERI shall assign this Agreement to the Southern Company or such subsidiary or affiliate; the Southern Company or such subsidiary or affiliate shall accept such assignment or cause such affiliate or subsidiary to accept such assignment; such assignee shall become "SERI" for all purposes hereunder; and this Agreement shall be amended to appropriately reflect the performance of such assignee. In the event of such assignment, the expense of this Agreement shall be the sole responsibility of SERI.

         17. Governing Law. This Agreement, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.


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                  IN WITNESS WHEREOF, this Agreement has been executed by the parties first listed above on the date first listed above, to be effective as of the Effective Date.


                                             SOUTHERN ENERGY RESOURCES, INC.

                                             By: /s/ V N Booker
                                                --------------------------------


                                             EMPLOYEE


                                              /s/ Frederick D. Kuester
                                             -----------------------------------
                                             Frederick D. Kuester

Attest:


By: /s/ Ginger M. Sanford
   ---------------------------


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